Exhibit 3


                               SECRETARY OF STATE

                  [SEAL] THE GREAT SEAL OF THE STATE OF NEVADA

                                STATE OF NEVADA


                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that TRITEC INDUSTRIES, INC. did on June 24, 1996 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on June 24, 1996.

[SEAL]                              /s/  Dean Heller

                                    Secretary of State

                                 By /s/ illegible

                                    Certification Clerk

          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE                              FILING FEE:
     STATE OF NEVADA                                   RECEIPT #:

      JUNE 24 1996

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)
                                 STATE OF NEVADA

                                     [SEAL]

DEAN HELLER SECRETARY OF STATE
/s/ Dean Heller
No. 13803-96

                                 STATE OF NEVADA
(For filing office use)         SECRETARY OF STATE       (For filing office use)

    IMPORTANT: Read instructions on reverse side before completing this form.
                         TYPE OR PRINT (BLACK INK ONLY)

1.   NAME OF CORPORATION:   TriTec Industries, Inc.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

     Name of Resident Agent:   Jan Cabot

     Street Address:  1517 Goldfield Ave.        Carson City      87701
                      Street No.  Street Name    City             Zip

3.   SHARES: (number of shares the corporation is authorized to issue)

     Number of shares with par value: See Attached   Par value: _______________
     Number of shares without par value: _______________

4.  GOVERNING BOARD: shall be styled as (check one): _X_ Directors ___ Trustees

    The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows:

    Willis Black     7901 Flying Cloud Dr. #200,     Eden Prairie, MN 55344
    Name             Address                         City/State/Zip

    Eugene Chessen              "                           "
    Name             Address                         City/State/Zip


    Name             Address                         City/State/Zip

5. PURPOSE (optional - see reverse side): The purpose of the corporation shall be:

6. NRS 78.037: States that the articles of incorporation may also contain a provision eliminating or limiting the personal liability of a director or office of the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articles? Please check one of the following: YES X NO ____.

7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information noted on separate pages. But, if any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 3.

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized)

    Willis Black
    Name (print)                                         Name (print)

    7901 Flying Cloud Dr. #200, Eden Prairie, MN 55344
    Address                     City/State/Zip           Address  City/State/Zip

    /s/ Willis Black
    Signature                                            Signature

    Eugene Chessen
    Name (print)                                         Subscribed and sworn to
                                                         before me this 6 day of
    7901 Flying Cloud Dr. #200, Eden Prairie, MN 55344   June, 1996
    Address                     City/State/Zip

    /s/ Eugene Chessen                           /s/ Ted A. Allen
    Signature                                    Notary Public

                                                  affix notary stamp or seal

                                                 [STAMP] Ted A. Allen
                                                 NOTARY PUBLIC-MINNESOTA
                                                 MY COMMISSION EXPIRES 1-31-2000

9.  CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, Jan Cabot hereby accept appointment as Resident Agent for the above named corporation.

                                                                     6/17/96
                                                                         Dated
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                                SHARES OF STOCK

The total authorized shares of all classes that this corporation may issue is 36,000,000 shares, of which 1,000,000 shall be Series A Preferred Shares (hereinafter "preferred shares").

All shares shall have a par value of $0.001 (1/10 of one cent).

                                 COMMON SHARES

Subject to the right of the Board of Directors to designate an additional class or series of shares, 35,000,000 shall be Common Shares (hereinafter "common shares").

                                PREFERRED SHARES

The designations and the powers, preferences and rights and the qualifications, limitations or restrictions of the preferred shares are as follows:

a) Dividends. The holders of the preferred shares shall not be entitled to receive dividends.

b)  Voting Rights. Each preferred share shall have, for all purposes, ten votes.

    1.) increase the authorized amount of the Series A Preferred Shares; or authorize or create, or increase the authorized amount of, any additional class of stock ranking prior to or on a parity with the Series A Preferred Shares; or

    2.) amend, alter or repeal any of the provisions of the Articles of Incorporation or any of the rights, preferences or powers of the outstanding Series A Preferred Shares fixed herein; or

    3.) merge or consolidate with or into any other corporation or corporations.

c) Conversion. The holders of the preferred shares shall have the right, at their option, to convert such shares into common shares upon the following terms and conditions:

    1.) Upon payment of the sum of $0.10 (ten cents) per common share to be issued, each share of the preferred shares shall be convertible at any time into ten (10) fully paid and non-assessable common shares of this corporation as constituted at the time of such conversion. Every reference in this paragraph c) to the common shares of the corporation (unless a different intention is expressed) shall be to the $0.001 par value common shares of this corporation as defined in this Article III.

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    2.) If at any time, or from time to time, the corporation shall (A) declare and pay, on or in respect of, common shares any dividend payable in common shares, or (B) subdivide the outstanding common shares into a greater number of shares, or contract the number of outstanding preferred shares by combining such shares into a smaller number of shares, the conversion ratio in effect at the time of the taking of a record for such dividend or the taking of such other action shall be proportionately increased as of such time, and conversely (C) if at any time, or from time to time, the corporation shall contract the number of common shares by combining such shares into a smaller number of shares, or subdivide the outstanding preferred shares into a greater number of shares of preferred shares, the conversion ratio in effect at the time of the taking of any such action shall be proportionately decreased as of such time.

    3) If the corporation shall consolidate with or merge into any corporation or reclassify its outstanding common shares (other than by way of subdivision or contraction of such shares), each preferred share shall thereafter be convertible into the number of shares of stock or other securities or property of the corporation, or of the entity resulting from such consolidation or merger, to which a holder of the number of common shares deliverable upon conversion of such preferred share would have been entitled upon such consolidation or merger or reclassification, had the holder of such preferred share exercised the holder's right of conversion and had such shares been issued and outstanding and had such holder been the record holder of such common shares at the time of the consolidation, merger or reclassification. The corporation shall make lawful provision therefor as a part of such consolidation, merger or reclassification.

    4) The corporation shall, so long as any of the preferred shares are outstanding, reserve and keep available out of its authorized and unissued common shares such number of common shares as shall from time to time be sufficient to effect the conversion of all preferred shares then outstanding.

d) Liquidation. In the event of a liquidation, dissolution or winding-up of the corporation, each preferred share shall be converted into ten (10) common shares of the corporation as of the date immediately preceding such liquidation, dissolution or winding-up of the corporation, unless the holder of such preferred shares gives written notice to the corporation, within thirty (30) days following the earlier of the date upon which such holder is given written notice of such liquidation, dissolution or winding-up of the corporation or the date of such liquidation, dissolution or winding-up of the corporation, to the corporation that the holder does not wish such conversion to occur. Upon such conversion, the common shares into which each preferred share is converted shall be subject to a lien in the amount of the conversion price prescribed in paragraph c) and the amount of such lien shall be recovered by the corporation out of any liquidation payments with respect to such common stock. Any preferred shares which are not converted to common stock shall receive no liquidation payments whatsoever.

e) Redemption. The Corporation shall have no right to redeem the Series A Preferred Shares.

                            DIRECTORS MAY DESIGNATE

The Board of Directors of this Corporation may prescribe one or more classes or series of stock not designated herein. Such additional classes or series of stock may be created by a reduction in the number of authorized but unissued common shares. The Board of Directors shall designate such additional classes or series, by a resolution which prescribes the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock and shall otherwise conform to law. Except as otherwise provided in the description of a series of stock, all shares of a series must have voting powers, designations, preferences, limitations, restrictions and relative rights identical with those of other shares of the same series.

                               CUMULATIVE VOTING

Shareholders shall be entitled to cumulative voting for directors of this Corporation. Cumulative voting shall be accomplished in the manner provided by statute.

                                     BYLAWS

                                       OF

                             TRITEC INDUSTRIES, INC.

                                   ARTICLE ONE

                                     OFFICES

         1.1 Offices. The principal executive office of the corporation shall be 7901 Flying Cloud Drive, Suite 245, Eden Prairie, Minnesota 55344, and the corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.

                                   ARTICLE TWO

                            MEETINGS OF SHAREHOLDERS

         2.1 Regular Meetings. Regular meetings of the shareholders of the corporation entitled to vote shall be held on an annual or other less frequent basis as shall be determined by the Board of Directors or by the chief executive officer; provided, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding 3% or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to an officer of the corporation. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting, and shall transact such other business as shall come before the meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all shareholders entitled to vote are present in person or by proxy and none of them objects to such designation.

         2.2 Special Meetings. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the chief executive officer, the chief financial officer, two or more directors, or a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote.

         2.3 Place of Meetings. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, except that a regular meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the corporation is located.

         2.4 Notice of Meetings. There shall be mailed to each holder of shares entitled to vote, at his address as shown by the books of the corporation, a notice setting out the place, date and hour of any regular or special meeting, which notice shall be mailed not less than ten (10) days nor more than sixty
(60) days prior to the date of the meeting; provided, that notice of a meeting at which there is to be considered a proposal (i) to dispose of all, or substantially all, of the property and assets of the corporation or (ii) to dissolve the corporation shall be mailed to all shareholders of record, whether or not entitled to vote; and provided further, that notice of a meeting at which there is to be considered a proposal to adopt a plan of merger or exchange shall be mailed to all shareholders of record, whether or not entitled to vote, at least fourteen (14) days prior thereto. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice, unless all of the shareholders are present in person or by proxy and none of them objects to consideration of a particular item of business. Attendance at a meeting by any shareholder, without objection by him, shall constitute his waiver of notice of the meeting.

         2.5 Quorum and Adjourned Meeting. The holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meeting at which the required amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting.

         2.6 Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation except as may be otherwise required to provide for cumulative voting (if not denied by the Articles). Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute, the Articles of Incorporation or these Bylaws. Except as may otherwise be required to conform to cumulative voting procedures, directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote thereon.

         2.7 Record Date. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and entitled to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. In the absence of action by the Board, only shareholders of record twenty (20) days prior to a meeting may vote at such meeting.

         2.8 Order of Business. The suggested order of business at any regular meeting, and, to the extent appropriate, at all other meetings of the shareholders shall, unless modified by the presiding chairman, be:

         (a)      Call of roll
         (b)      Proof of due notice of meeting or waiver of notice
         (c)      Determination of existence of quorum
         (d)      Reading and disposal of any unapproved minutes
         (e)      Reports of officers and committees
         (f)      Election of directors
         (g)      Unfinished business
         (h)      New business
         (i)      Adjournment.

                                  ARTICLE THREE

                                    DIRECTORS

         3.1 General Powers. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.

         3.2 Number, Term and Qualifications. The Board of Directors shall consist of one or more members. The number of members of the first Board (if not named in the Articles of Incorporation) shall be determined by the incorporators or shareholders. Thereafter, at each regular meeting of shareholders, the shareholders shall determine the number of directors; provided, that between regular meetings of shareholders the authorized number of directors may be increased or decreased by the shareholders or increased by the Board of Directors. Each director shall serve for an indefinite term that expires at the next regular meeting of shareholders, and until his successor is elected and qualified, or until his earlier death, resignation, disqualification, or removal as provided by statute.

         3.3 Vacancies. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum; provided, that newly created directorships resulting from an increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at the next regular or special meeting of the shareholders.

         3.4 Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. Except as otherwise provided in the Articles of Incorporation or these Bylaws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

         3.5 Board Meetings: Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation. Any director may call a Board meeting by giving forty-eight (48) hours notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

         3.6 Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

         3.7 Compensation. Directors who are not salaried officers of the corporation shall receive such fixed sum per meeting attended or such fixed annual sum or both as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

         3.8 Committees. The Board of Directors may, by resolution approved by the affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Each such committee shall consist of one or more natural persons (who need not be directors) appointed by affirmative vote of a majority of the directors present, and shall be subject at all times to the direction and control of the Board. A majority of the members of a committee present at a meeting shall constitute a quorum for the transaction of business.

         3.9 Committee of Disinterested Persons. The Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the corporation to pursue a particular legal right or remedy of the corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the corporation. For purposes of this section, a director or other person is "disinterested" if the director or other person is not the owner of more than one percent of the outstanding shares of, or a present or former officer, employee, or agent of, the corporation or of a related corporation and has not been made or threatened to be made a party to the proceeding in question. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining members. The good faith determinations of the committee are binding upon the corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determinations to the Board.

         3.10 Order of Business. The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:

         (a)      Roll call
         (b) Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by presiding chairman
         (c)      Determination of existence of quorum
         (d)      Reading and disposal of any unapproved minutes
         (e)      Reports of officers and committees
         (f)      Election of officers
         (g)      Unfinished business
         (h)      New business
         (i)      Adjournment.


                                  ARTICLE FOUR

                                    OFFICERS

         4.1 Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation including, but not limited to, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

         4.2 Election, Term of Office and Qualification. At the first meeting of the Board following each election of directors, the Board shall elect officers, who shall hold office until the next election of officers or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer).

         4.3 Resignation. Any officer may resign at any time by giving written notice to the corporation. The resignation is effective when notice is given to the corporation, unless a later date is specified in the notice, and acceptance of the resignation shall not be necessary to make it effective.

         4.4 Vacancies in Office. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

         4.5 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles, these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to him by the Board.

         4.6 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of his transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

         4.7 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs.

         4.8 President. Unless otherwise determined by the Board, the President shall be the chief executive officer. If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to him by the Board.

         4.9 Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.

         4.10 Secretary. The Secretary shall, unless otherwise determined by the Board, be secretary of and attend all meetings of the shareholders and Board of Directors, and may record the proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify such proceedings. The Secretary shall give proper notice of meetings of shareholders and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

         4.11 Treasurer. Unless otherwise determined by the Board, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

         4.12 Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of his office to other persons.


                                  ARTICLE FIVE

                                 INDEMNIFICATION

         5.1 The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.

                                   ARTICLE SIX

                            SHARES AND THEIR TRANSFER

         6.1 Certificate of Stock. Every owner of stock of the corporation shall be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by him. The certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall, unless otherwise determined by the Board, be signed by the chief executive officer, the chief financial officer, or any other officer of the corporation. A signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

         6.2 Stock Record. As used in these Bylaws, the term "shareholder" shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this Article Six).

         6.3 Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate (or his legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

         6.4 Lost Certificate. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.


                                  ARTICLE SEVEN

                               GENERAL PROVISIONS

         7.1 Distributions: Acquisitions of Shares. Subject to the provisions of law, the Board of Directors may authorize the acquisition of the corporation's shares and may authorize distributions wherever and in such amounts as, in its opinion, the condition and the affairs of the corporation shall render it advisable.

         7.2 Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.

         7.3 Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

         7.4 Securities of Other Corporations.

         (a) Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation; provided, however, that any vote cast shall be in direct proportion to the way in which each director of the corporation would have voted on the matter in question, if given the opportunity so to vote. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall, subject to the provisions of this section, possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

         (b) Purchase and Sale of Securities. Upon unanimous approval of the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber securities of any other company owned by the corporation which represent not more than 10% of the outstanding securities of such issuer, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.


                                 ARTICLE EIGHT

                                    MEETINGS

         8.1 Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, the Articles of Incorporation or any of the laws of the State of Minnesota, a waiver thereof given by the person or persons entitled to such notice, whether before, at or after the time stated therein and either in writing, orally or by attendance, shall be deemed equivalent to the actual required notice.

         8.2 Conference Meetings and Participation. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a Board meeting not heretofore described in this paragraph, by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting. The provisions of this section shall apply to committees and members of committees to the same extent as they apply to the Board and directors.

         8.3 Authorization Without Meeting. Any action of the shareholders, the Board of Directors, or any committee of the corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote on such action, by all of the directors (unless less than unanimous action is permitted by the Articles of Incorporation), or by all of the members of such committee, as the case may be.


                                  ARTICLE NINE

                              AMENDMENTS OF BYLAWS

         9.1 Amendments. Unless the Articles of Incorporation provide otherwise, these Bylaws may be altered, amended, added to or repealed by the majority vote of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but the Board may adopt or amend a Bylaw to increase the number of directors.

         The undersigned, Secretary of Tri Tec Industries, Inc. hereby certifies that the foregoing Bylaws were duly adopted as the initial Bylaws of the corporatin by its Board of Directors as of March 1, 1995.

                                                   /s/ John F. McManus
                                                   Secretary

TriTec Industries, Inc.

7901 Flying Cloud Dr Suite 245      Eden Prairie, Minnesota 55344 USA
         Telephone: 612/942-5282            Facsimile: 612/942-5357


March 1, 1995

                              AMENDMENT TO BYLAWS

The Bylaws of TriTec Industries, Inc., adopted on March 1, 1995 is hereby amended by the Incorporators of TriTec Industries, Inc.

1. Page 4, Paragraph 3.2: The number of possible Directors shall be 9 members.

The above has been approved by election of the Incorporators.

/s/ Eugene Chessen
Eugene Chessen

/s/ Willis Black
Willis Black